Exhibit 99.1
Public Relations Contact
Stefan C. Offermann
Adobe
408-536-4023
sofferma@adobe.com
Investor Relations Contact
Mike Saviage
Adobe
408-536-4416
ir@adobe.com

FOR IMMEDIATE RELEASE
Adobe Completes Acquisition of Marketo

SAN JOSE, Calif. - Oct. 31, 2018 - Adobe (Nasdaq:ADBE) today announced the completion of its acquisition of Marketo, the market leader for B2B marketing engagement. With Adobe’s acquisition of Marketo, customers will benefit from the combination of Adobe Experience Cloud’s analytics, personalization and content capabilities with Marketo’s lead management, account-based marketing and revenue attribution technology, helping companies further connect marketing engagement to revenue growth. Marketo Engagement Platform will become part of Adobe Marketing Cloud, the leader in managing, optimizing, and orchestrating cross-channel experiences and campaigns across B2B and B2C use cases in all industries.
Digital transformation has become the mandate for executives in every boardroom across the globe. To compete and win today, businesses need to provide a world-class, end-to-end customer experience across every touchpoint. Adobe is leading the charge to reimagine customer experience management (CXM) with Adobe Experience Cloud, the industry’s only end-to-end solution for marketing, advertising, analytics and commerce.

The Marketo Engagement Platform drives business growth by personalizing complex buyer journeys and uniquely aligning marketing and sales teams across every channel. Marketo’s platform is feature-rich and cloud-native with significant opportunities for integration across Adobe Experience Cloud. Marketo’s ecosystem includes over 500 partners and an engaged marketing community with over 65,000 members.

“The combination of Adobe Experience Cloud and Marketo’s Engagement Platform provides an unrivaled set of solutions for delivering transformative customer experiences across industries and companies of all sizes-making every business an experience business,” said Brad Rencher, executive vice president and general manager, Digital Experience, Adobe. “Adobe is leading the charge to reimagine customer experience management, and with Marketo, we’re further delivering on this vision.”
“Marketo is the long-standing leader in B2B marketing,” said Steve Lucas, CEO, Marketo. “As a part of Adobe, we see an extraordinary opportunity to further accelerate Marketo’s momentum and deliver combined value to marketers around the world.”
With the acquisition now closed, Marketo CEO Steve Lucas will continue to lead the Marketo team as part of Adobe’s Digital Experience business, reporting to Brad Rencher.
About Adobe Experience Cloud
Adobe offers the industry’s only end-to-end solution for content creation, marketing, advertising, analytics and commerce. Unlike legacy enterprise platforms with static, siloed customer profiles, Adobe Experience Cloud helps companies deliver consistent, continuous and compelling experiences in real-time across customer touchpoints and channels-all while accelerating business growth.

About Marketo
Marketo Inc., an Adobe company, offers the leading Engagement Platform that empowers marketers to create lasting relationships and grow revenue. Consistently recognized as the industry's innovation pioneer, Marketo is the trusted platform for thousands of CMOs thanks to its scalability, reliability and openness. Marketo is headquartered in San Mateo, CA, with offices around the world, and serves as a strategic partner to large enterprises and fast-growing organizations across a wide variety of industries. To learn more about the Marketo Engagement Platform, LaunchPoint® partner ecosystem and the vast community that is the Marketing Nation®, visit www.marketo.com.
Forward-Looking Statements Disclosure
This press release includes forward-looking statements within the meaning of applicable securities law. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. Forward-looking statements relate to future events and future performance and reflect Adobe’s expectations regarding the ability to extend its leadership in the experience business through the addition of Marketo’s platform and other anticipated benefits of the transaction. Forward-looking statements involve risks, including general risks associated with Adobe’s and Marketo’s business, uncertainties and other factors that may cause actual results to differ materially from those referred to in the forward-looking statements. Factors that could cause or contribute to such differences include but are not limited to: Adobe’s ability to embed Marketo technology into Adobe Experience Cloud; the ability to integrate Marketo’s partner ecosystem with Adobe’s business; and any statements of assumptions underlying any of the foregoing. The reader is cautioned not to rely on these forward-looking statements. All forward-looking statements are based on information currently available to Adobe and are qualified in their entirety by this cautionary statement. For a discussion of these and other risks and uncertainties, individuals should refer to Adobe’s SEC filings. Adobe does not assume any obligation to update any such forward-looking statements or other statements included in this press release.
About Adobe
Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.
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